PS BUSINESS PARKS, INC.
           Exhibit 11: Statement re: Computation of Earnings per Share

                                                                 For the Three Months Ended       For the Nine Months Ended
                                                                        September 30,                  September 30,
                                                               -----------------------------  -----------------------------
                                                                   1999            1998            1999         1998
                                                               --------------  -------------  --------------  -------------
Basic and Diluted Earnings Per Share:

Net income allocable to common shareholders.............        $  9,383,000   $   9,748,000   $  28,218,000  $  21,124,000
                                                               ==============  =============  ==============  =============
Weighted average common shares outstanding:
   Basic weighted average common shares outstanding.....          23,641,000      23,636,000      23,639,000     17,920,000
   Net effect of dilutive  stock  options - based on
     treasury stock method using average market price...              83,000          60,000          74,000         70,000
                                                               --------------  -------------  --------------  -------------
   Diluted weighted average common shares outstanding...          23,724,000      23,696,000      23,713,000     17,990,000
                                                               ==============  =============  ==============  =============

Basic earnings per common share.........................       $        0.40    $       0.41   $       1.19    $       1.18
                                                               ==============  =============  ==============  =============
Diluted earnings per common share.......................       $        0.40    $       0.41   $       1.19    $       1.17
                                                               ==============  =============  ==============  =============

                                   Exhibit 11